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Exhibit 21(a)
PPL Corporation
Subsidiaries of the Registrant
As of December 31, 2000

Company Name                                      State or Jurisdiction of
Business Conducted under Same Name                Incorporation/Formation
---------------------------------------           ---------------------------

PPL Electric Utilities Corporation                Pennsylvania
Two North Ninth Street
Allentown, PA 18101

PPL Transition Bond Company, LLC                  Delaware
Two North Ninth Street, GENA92, Room 3
Allentown, PA 18101

PPL Montana, LLC                                  Delaware
303 North Broadway
Suite 400
Billings, MT 59101

PPL Energy Funding Corporation                    Pennsylvania
Two North Ninth Street
Allentown, PA 18101

PPL Generation, LLC                               Delaware
Two North Ninth Street
Allentown, PA 18101

PPL Global, LLC                                   Delaware
11350 Random Hills Road
Suite 400
Fairfax, VA 22030

PPL Montour, LLC                                  Delaware
Two North Ninth Street
Allentown, PA 18101

PPL Susquehanna, LLC                              Delaware
Two North Ninth Street
Allentown, PA 18101